SHAREHOLDERS AGREEMENT

The parties to this Agreement are Valor Invest, Ltd., an Irish company having an office at 29 Quai des Bergues, Geneva, CH1201 Switzerland ("Valor Invest"), Corsa SA Holdings, a Luxembourg entity ("Corsa") with offices at 2 Kaufman Street, Textile Center Bldg., Tel Aviv 68012 Israel, and InfoImaging Technologies, Inc., a Nevada corporation ("ITI Nevada"), having offices at 1300-1075 West Georgia Street, Vancouver, B.C. V6E 3C9 (the "Company").

WHEREAS, The Company has acquired control of all of the outstanding shares of InfoImaging Technologies, Inc., a Delaware corporation ("ITI Delaware") and

WHEREAS, The Company has acquired control of all but one of the shares of Fontech, Ltd., an Israeli company ("Fontech"), and

WHEREAS, In connection with the acquisition of control over ITI Delaware and Fontech, Corsa as the controlling shareholder of these two entities ("Controlling Shareholder"), transferred all interest it held in Fontech and ITI Delaware in exchange for common shares of the Company; and

WHEREAS, Fontech and/or ITI Delaware own certain technology, know-how and patents which upon execution of the Exchange Agreement will be among the assets to be owned by ITI Nevada, and

WHEREAS, Valor Invest and the Controlling Shareholder (together, the "Shareholders") are the beneficial owners of certain shares of the Company, and

WHEREAS, the Shareholders wish to enter into this agreement in order to record their respective rights and obligations with respect to their ownership of shares in the Company:

NOW, THEREFORE, in reliance on the mutual terms and conditions contained within this Agreement the parties agree as follows:

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                          SECTION ONE

                          DEFINITIONS

Definitions

1.0 In this Agreement, except as expressly provided or unless the context otherwise requires,

1.1 Affiliate means a person which Controls that Shareholder or a corporation controlled by the same person that Controls the Shareholder.

1.2 Base Shares means the shares held by Corsa, and the shares held by Valor Invest

1.3 Board means the board of directors of the Company.

1.4 Company means ITI Nevada and any successor corporation.

1.5 Control and Controls mean in relation to a corporation the right to elect or appoint, directly or indirectly, a majority of the directors of the corporation or a majority of other persons who have the right to manage or supervise the management of the affairs and business of the corporation.

1.6 Confidential Information means all confidential and proprietary information, intellectual property (including trade secrets) and confidential facts relating to the business and affairs of the Company and its Subsidiaries.

1.7 Interest means, with respect to a Shareholder at any time, the entire right, title and interest at that time of the Shareholder in and to any of the shares of the Company and any loan and accrued interest thereon and any other right or claim the Shareholder may have against the Company as a Shareholder and the Shareholder's interest in and to this Agreement.

1.8 Person includes an individual, corporation, partnership, party, trust fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law.

1.9 Shares means, with respect to a Shareholder at any time, all shares of the Company then owned by that Shareholder, a Subsidiary or Affiliate.

1.10 Subsidiary, is relation to a person, means an other person, other than an individual, which is controlled directly or indirectly by that person.

In this Agreement, except as expressly provided or unless the context otherwise requires:

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1.11 "This Agreement" means this Shareholders Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof.

1.12 The headings in this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

1.13 The word "including", when following any general statement or term, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to al other items or mattes that could reasonably fall within its broadest possible scope.

1.14 All accounting terms not otherwise defined herein have the meanings assigned to them, and all calculations to be made hereunder are to be made, in accordance with US generally accepted accounting principles applied on a consistent basis.

1.15 All references to currency mean currency of the United States of America.

1.16 A reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations.

1.17 A reference to an entity includes any successor to that entity.

1.18 Words importing the masculine gender include the feminine or neuter, words in the singular include the plural; words importing a corporate entity include individuals, and vice versa.

1.19 A reference to "approval", "authorization" or "consent" means written approval, authorization or consent.

1.20 A reference to a Section is to a Section of this Agreement and the symbol s followed by a number or some combination of numbers and letters refers to the Section, paragraph, subparagraph, clause or subclause of this Agreement so designated.

                          SECTION TWO

                           MANAGEMENT

2.1 As long as it or he holds Shares of the Company, each Shareholder will vote its Shares, or cause it or his Shares to be voted, in such manner that, and use it or his best efforts to

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ensure that:

2.1.1 The Company will have a Board of seven (7) directors;

2.1.2 The Board will be comprised of two individuals nominated by Valor Invest, and five individuals nominated by Corsa.

2.1.3 Any vacancy that occurs on the Board will be filled by the election or appointment of a replacement director by the Shareholder who nominated the former director.

2.1.4 A quorum of the directors of the Company will be five out of the seven directors, at least one of which must be a Valor Invest nominee, except, where a Valor nominee fails to attend a validly called meeting of the directors for the second time, then a quorum shall be any four directors.

2.1.5 Except with the approval of a majority of the Board of Directors at a validly called meeting of the Board (or a written consent resolution signed by all the directors), the Company, its Subsidiaries and Affiliates, will not:

(a) sell, lease, transfer, mortgage, pledge or otherwise dispose of its business and undertaking, it being understood that the Company may sell or lease all manufactured products produced in its ordinary course of business;

(b) consolidate, merge or amalgamate with any other Company, association, partnership or legal entity;

(c) amend its Company charger;

(d) make any single capital expenditure of more than $250,000 or lease any property having a fair market value of more than $250,000, except as may have already been approved by the majority of the directors at the time of the approval of the annual business plan;

(e) make any borrowing or the incurring of any debt whatsoever whereby the aggregate consolidated indebtedness of the Company would be more than $350,000 at any one time;

(f) make any loan to a Shareholder or a Subsidiary or Affiliate of the Shareholder;

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(g) undertake any transaction out of the ordinary course of its business or undertaking;

(h) except for the Fontech licenses, including any amendment hereto, enter into a contract with a Shareholder or a Subsidiary or Affiliate of the Shareholder, and

(i) enter into any exclusive licensing or technology transfer agreement with a third party which may materially affect the commercial viability of the technology owned or licensed to the Company, a Subsidiary or Affiliate. This section is not intended to prevent sales of software licenses in the normal course of the company's business.

2.1.6 The President & CEO, Vice-President-Finance, and the Corporate Secretary of the Company will be initially appointed by Valor Invest through its nominee. The parties agree that Mr. Altaf Nazerali will be appointed as President & CEO during the term of this Agreement.

2.1.7 In addition to its audit committee, the Board will establish separate executive and compensation committees, and a Valor Invest nominee to the Board will be a member of each of the audit, compensation and executive committees.

Nothing in this Section will be construed so as to fetter the discretion of the directors to act in the best interest of the Company, a subsidiary or Affiliate or to require the directors to act in a particular manner with respect to any of the foregoing matters.

                         SECTION THREE

                        INDEMNIFICATION

Indemnity

3.1 Without prejudice to any other remedy available to a party (the "Indemnified Party") at law or in equity, the other party (the "Indemnifying Party") hereby agrees, forthwith upon demand, to indemnify and save harmless the Indemnified Party from and against any and all costs, losses, damages or expenses suffered or incurred by the Indemnified Party in any manner arising out of, in connection with, with respect to or relating to any representation or warranty of

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the Indemnifying Party to observe or perform any of its obligations pursuant hereto, and any and all goods and services taxes, actions, suits, proceedings, demand, assessments, judgments, reasonable costs and reasonable legal and other expenses incidental thereto.

                          SECTION FOUR

                              TERM

4.1 This Agreement will terminate in its entirety on the earlier of

4.1.1 June 1, 2000.

4.1.2 the written agreement of all Shareholders.

4.1.3 the dissolution of the Company or the making by the Company of an assignment, or the issue with respect to the Company of a receiving order, under the provision of the United States bankruptcy laws, and

4.1.4 only one Shareholder remaining the beneficial owner of any Shares.

4.2 The termination of this Agreement will not affect or prejudice a right or obligation that has accrued or arisen under this Agreement before the time of termination and such right and obligation will survive the termination of this Agreement.

                          SECTION FIVE

                            GENERAL

Compliance by Company

5.1 Subject to applicable law, the Company will, and will cause its Subsidiaries to, carry out and be bound by the provisions of this Agreement.

Compliance by Shareholders

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5.2 Each Shareholder will vote or cause to be voted such Shareholder's Shares so as to give full effect to the provisions of this Agreement, which provisions will supersede and have precedence over the Articles and By-laws of the Company.

Equitable Remedies

5.3 The Parties acknowledge that a breach by a Party of any of the provisions of this Agreement would result in damages to other Parties and that such other Parties could not adequately be compensated for such damages by a monetary award, and accordingly if there is any such breach, in addition to all of the remedies available to such other Parties at law or in equity, they will be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of an order for specific performance, restraining order, injunction, or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

Confidentiality

5.4 None of the Parties, other than the Company, will at any time or under any circumstances, without the unanimous consent of the Shareholders, directly or indirectly communicate or disclose to any person any Confidential Information howsoever acquired by such Party nor use or make available any such Confidential Information directly or indirectly, unless

5.4.1 the Confidential Information is available to the public or in the public domain at the time of such disclosures or use,

5.4.2 disclosure is required to be made by any law, regulation, governmental body or authority or by court order, or

5.4.3 disclosure is made on a confidential basis to consultants or advisors.

Waiver

5.5 No consent or waiver, express or implied, by a party to or of a breach or default by any other party of any obligation of the other party under this Agreement will

5.5.1 be valid unless it is in writing and stated to be a consent or waiver pursuant to this Section,

5.5.2 be relied upon as a consent to or waiver of any other breach or default of that or any other obligation of the other party,

5.5.3 constitute a general waiver under this Agreement, or

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5.5.4 eliminate or modify the need for a specific consent waiver pursuant to this Section in any other or later instance.

Time of the Essence

5.6 Time is of the essence in the performance of each obligation under this Agreement.

Governing Law

5.7 This Agreement is and will be deemed to be made in the State of Nevada and for all purposes will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the State of Nevada, and the rights and remedies of the parties will be determined in accordance with those laws.

Attornment

5.8 Each party irrevocably attorns to the jurisdiction of the courts of the State of Nevada and all courts having appellate jurisdiction thereover, and any proceeding commenced or maintained in respect of or arising because of this Agreement will be commenced or maintained only in such of thos Courts as is appropriate.

Cumulative Remedies

5.9 The rights, powers and remedies of a party provided in this Agreement are cumulative and do not affect any right, power or remedy otherwise available to that party at law or in equity.

Notice

5.10 Every notice, request, demand or direction (each for the purposes of this Section a notice) to be given pursuant to this Agreement by one party to another will be in writing and will be delivered or sent by registered or certified mail postage prepaid and mailed in any government post office in the city listed below as the address for delivery by the parties giving notice, or by telecopier or other similar form of written communication, in each case, addressed as applicable as follows:

(A) If to Valor Invest:

29 Quai des Bergues
Geneva, CH1201
Switzerland
Attention: Pierre Besuchet

(B) If to Corsa:

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2 Kaufman Street
Textile Centre Bldg.
Tel Aviv 68012 Israel
Attention: Yechiel Sharabi

(C) If to the Company:

1300-1075 West Georgia Street
Vancouver, B.C.
V6E 3C9
Attention: Altaf Nazerali

5.11 A notice delivered or sent in accordance with 2.10 will be deemed to be given and received

(A) if delivered, on the day of delivery,

(B) if mailed, on the earliest of the day of actual receipt and the 20th business day in the applicable destination listed in 5.10 (the "Destination") after the day of mailing, or

(C) if sent by telecopier or other similar form of written communication, on the first business day in the Destination after the day of transmittal.

5.12 If a notice is sent by mail and mail service is interrupted between the point of mailing and the destination by strike, slowdown, force majeure or other cause on or within 20 Business Days before or after the day of mailing, the notice will not be deemed to be received until actually received, and the party sending the notice will use any other service which has not been so interrupted or will deliver the notice in order to ensure prompt receipt.

Entire Agreement

5.13 This Agreement constitutes the entire agreement among the parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.

Severability

5.14 If a provision of this Agreement is at any time unenforceable or invalid for any reason, it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as if it had been executed without the unenforceable or invalid provision.

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Amendment

5.15 This Agreement may not amended except in writing executed by each of the parties hereto.

Assignment

5.16 No party may assign any right, benefit or interest in this Agreement without the written consent of every other party, and any purported assignment without such consent will be void.

Further Assurances

5.17 Each party will, at its own expense and without expense to any other party, execute and deliver such further agreements and other documents and do such further acts and things as any other party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement.

Binding Effect

5.18 This Agreement will endure to the benefit of and be binding upon the respective legal representatives and/or successors of the parties.

Dated: May 31, 1998

Corsa SA Holdings                       Valor Invest, Ltd.

By: "Yechiel Sharabi"                   By: "Altaf Nazerali"
    -----------------                   ----------------
    Yechiel Sharabi, Director           Altaf Nazerali, Director